Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:                                               July 23, 2007

Issuer Name and Ticker or Trading Symbol:                                  Dice Holdings, Inc. (DHX)

Designated Filer for purposes of Item 1 of the attached Form 3:      QCP GP INVESTORS II LLC

Other Joint Filers:

QUADRANGLE GP INVESTORS II LP

QUADRANGLE CAPITAL PARTNERS II LP

QUADRANGLE SELECT PARTNERS II LP

QUADRANGLE CAPITAL PARTNERS II-A LP

Addresses:

The principal business address of each of the Joint Filers above is 375 Park Avenue 14th Floor, New York, NY 10152.

Signatures:

QUADRANGLE GP INVESTORS II LP

By:	QCP GP Investors II LLC, as its General Partner

By:	/s/ Peter Ezersky
Name: Peter Ezersky
Title: Managing Member

QUADRANGLE CAPITAL PARTNERS II LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	QCP GP Investors II LLC, as its General Partner

By:	/s/ Peter Ezersky
Name: Peter Ezersky
Title: Managing Member

QUADRANGLE SELECT PARTNERS II LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	Quadrangle GP Investors II LLC, as its General Partner

By:	/s/ Peter Ezersky
Name: Peter Ezersky
Title: Managing Member

QUADRANGLE CAPITAL PARTNERS II-A LP

By:	Quadrangle GP Investors II LP, as its General Partner

By:	Quadrangle GP Investors II LLC, as its General Partner

By:	/s/ Peter Ezersky
Name: Peter Ezersky
Title: Managing Member